Exhibit 99.1

Automatic Data Processing, Inc. Claims Services Group 6111 Bollinger Canyon Road, Suite 200 PO Box 5122 San Ramon, California 94583-5122 (925) 866-1100

CONSENT TO ASSIGNMENT

April 5, 2006

eAutoClaims, Inc.

10 East Douglas Road

Oldsmar, Florida 34677

Attn: Eric Seidel, President/CEO, Reed Matingly, Executive Vice President

Fax: (813) 749-1040

Dear Sir or Madam:

Re: ADP Claims Services Group, Inc.

Reference is made to the Agreement, dated March 9, 2004, by and between eAutoclaims, Inc. and ADP Claim Services Group, Inc. (the “Agreement”).

Automatic Data Processing, Inc. has entered into a definitive agreement to sell its Claims Services business to Solera, Inc. (the “Sale Transaction”). The provisions of the Agreement may be construed to require your consent as a result of the Sale Transaction.

Please indicate your consent by signing where indicated and returning to us the enclosed copy of this letter. Your consent will be effective as of, but not until, the closing of the Sale Transaction. If you have any questions, or need additional information, please contact Raymond J. Suberlak at ADP Claims Services Group, 6111 Bollinger Canyon Rd. Ste. 200, San Ramon CA 94583, Tel (925) 866-4817, Fax: (925) 866-4834.

Sincerely, Raymond J. Suberlak Assistant General Counsel ADP Claim Services Group, Inc.

The undersigned consents to the Sale Transaction and any assignment or deemed assignment of the Agreement pursuant to the Sale Transaction.

Approved by eAutoClaims, Inc. Representative

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